SVB Financial Group Q1 2020 CEO Letter April 23, 2020 To our Stakeholders: The last few months have been extraordinarily challenging as communities and economies around the world have been faced with the impacts of COVID-19. Our thoughts are with those who have become ill, lost loved ones, lost jobs, and the many individuals who are still going to work every day in order to provide essential services to us all. Like most companies, we are grappling with the current realities and future prospects of a world in which much of the economy has effectively been shut down until further notice. While our Q1’20 performance, with Earnings per Share of $2.55, Net Income of $132 million and Return on Equity of 8.17 percent, reflected strong balance sheet growth and significant momentum in the first two months of the quarter, that strong start was offset by rapid economic deterioration in March due to the impacts of COVID-19. Since then, we have prioritized helping our clients navigate a challenging and rapidly changing situation, ensuring the health and well-being of our employees and supporting our communities. As a result, our focus today is not on the first quarter, but on our business and human response to the crisis, our financial strength and the dynamics we’re expecting in 2020. We are well-positioned to support our clients and navigate market conditions The crisis has put SVB’s values on full display and underscored our financial and business strength, with a focus on a handful of themes. 1. Robust and comprehensive COVID-19 response to support our clients, employees and communities 2. Strong capital and ample liquidity position us well to provide relief to our clients and manage shifting economic conditions while continuing to invest in our business 3. A high-quality balance sheet, reflecting long-term improvement of our risk profile, growth primarily from high credit-quality loan categories and a highly liquid investment portfolio 4. Higher macro-environment provision driven by COVID-19 recessionary scenarios, despite underlying credit metrics within normal ranges in Q1’20 5. Close monitoring of our loan portfolio and active client engagement to mitigate the impact of COVID-19 6. Experienced, proven leadership and exceptional global team that have successfully navigated past crises and economic cycles 7. Resilient business model; positioned for long-term growth once markets stabilize 8. 2020 outlook revision – providing Q2’20 guidance on select financial measures only Robust COVID-19 response: Supporting our clients, employees and communities We continue to serve our clients while doing everything we can to protect the health and safety of our employees, clients and partners around the world. In March we activated our business continuity and pandemic plans globally, moved to a work-from-home plan for our employees and prohibited all business travel, postponing or moving online all SVB-hosted events. Much of our ability to shift seamlessly was enabled by our investments in technology and infrastructure over the past few years. We have implemented numerous programs to provide work, life and health-related support for our employees. These range from expanded time-off, counseling and medical benefits for employees directly impacted by COVID- 19, to reimbursements and practical support for working from home. Our approach to helping our clients adjust to rapidly shifting economic and business scenarios is informed by our long commitment to their success. A few weeks ago, we announced our Venture Debt payment relief program, offering our venture-backed clients with loans of $10 million or less the opportunity to make interest-only payments for six months. This is not the proverbial “kicking the can down the road,” but a structured and more efficient way for us to provide our clients with more time and flexibility with which to adjust to the current environment. This in turn frees up our resources to focus on those clients that need the most help, which 1 Q1 2020 Earnings Highlights increases the likelihood of successful outcomes. While these more closely managed efforts are important, they impact only a small percentage of our loan portfolio and an even smaller percentage of our total balance sheet. We are supporting the government’s efforts to distribute funding to small businesses, participating in the Small Business Administration’s Paycheck Protection Program. We received more than 5,500 applications, of which more than 3,600 were processed through the SBA’s online system, representing approximately $2.2 billion of relief provided through the program. We will continue to support this program as long as Congress funds it and will be donating all net fees we receive from the program (gross origination fees less set-up and administration costs) to our communities. Consistent with our long tradition of supporting and giving back to our communities, SVB has also committed $5.5 million to local, regional and global COVID-19 relief activities in the 15 states and eight countries where we have offices. These activities are focused on three critical areas: health, food security & shelter, and small business owner relief. SVB is the bank of the global innovation economy Our approach to helping clients and the communities we serve through this crisis is aligned with our focus on the innovation ecosystem. Our long-established commitment to innovators and their investors enables us to understand their businesses, give advice and help solve their problems to improve the probability of their success. The networks and deep relationships we’ve cultivated globally over decades allow us to make meaningful connections for our clients and provide value well beyond the capabilities of a typical bank. The unparalleled access, connections and insights we can offer to clients because of our unique place at the center of the global innovation ecosystem continue to differentiate us and make us the partner of choice for innovators. The qualities that set SVB apart are important in good times and essential in bad times. Strong capital, ample liquidity and a high-quality balance sheet None of the programs and initiatives we’ve put in place to help our clients, employees and communities would be possible without our solid financial foundation. This foundation enables us to provide support, while investing in our business to drive long-term growth. It starts with strong capital and liquidity. Our bank Tier 1 leverage ratio remains within our target range at 7.2% and our risk-based capital ratios are all well above regulatory minimums for well-capitalized banks. Our strong capital base enables us to invest in our business and support client needs while offering flexibility and reserves during uncertain economic times. We have a highly liquid and high-quality balance sheet with approximately half of our assets – $35.8 billion – held in cash and marketable securities. We have access to additional liquidity through diverse borrowing channels secured primarily by agency-backed mortgage securities and U.S. Treasuries. We also have ample liquidity at the holding company to support strategic business growth. Most of our loan portfolio (63%) consists of capital call lines of credit and private bank mortgages, loans with exceptionally low loss history. Loans to early-stage, venture-backed companies -- the segment of clients typically most vulnerable to negative economic shifts – represent only five percent of loans, less than half our exposure in 2009. Our loan-to-deposit ratio remains at an industry-leading low of 54%, giving us ample cushion to meet clients’ increased borrowing needs. We are going into this uncertain environment with the strongest balance sheet in our 35-year history. 2 Q1 2020 Earnings Highlights

Higher macro-environment provision driven by COVID-19 recessionary scenarios despite underlying credit metrics within normal ranges in Q1; closely monitoring portfolio and engaging clients to mitigate impact of COVID-19 In good markets and bad, we have maintained the strong underwriting standards that have made us so successful over time. In past cycles, we have seen elevated early-stage losses as well as episodic losses in other parts of the portfolio. These have been followed by a rapid return to more normal credit patterns. Our loan portfolio is stronger and more diversified today than in the last crisis. We still expect excellent credit performance from capital call lines of credit and the Private Bank, while Technology and Healthcare & Life Sciences remain areas of focus, as they have always been. While the duration and depth of the current downturn will ultimately determine how quickly credit returns to normal, we believe the quality of our loan portfolio will reflect similar resilience this time. That said, our severe model assumptions for GDP and Unemployment using a blend of Moody’s end-of-March assumptions drove higher modeled COVID-19 provisioning. The severity and sharpness of the declines in GDP and unemployment are unprecedented and reflect levels significantly worse over the next few quarters than what we saw in the 2008 financial crisis. While the model-driven provision is significant, we believe the modeled results are justified considering the unknown shape and duration of the economic recovery we will experience. The deteriorating economic environment will undoubtedly lead to higher credit costs and non-performing loans in 2020. The good news is that we have little to no direct lending exposure to most of the hardest hit economic sectors, most of our borrowing clients do not have discernible credit issues to date, and we are actively monitoring our loan portfolio and engaging with clients. Experienced, proven leadership and exceptional global team that have successfully navigated past crises and economic cycles While the current situation is unprecedented, our management team has a long history of successful execution and effective credit management during major economic cycles. Our outstanding global team of professionals has significant experience in effectively responding to the needs and challenges of our unique clients and supporting them through difficult times. We owe our history of strong, resilient credit quality to our high-quality underwriting and portfolio management, and this well-established expertise in working with high-growth companies and their investors. Our ability to execute through a crisis has enabled us to grow during the most difficult times through continued investment in our growth, new client engagement and focus on the innovation economy, underpinned by effective credit management. Resilient business model and solid positioning for long-term growth No company is immune to cycles but we believe our business model and our focus on the global innovation economy contribute significantly to the resilience of our business. Innovation is a primary driver of the global economy. While it may slow down periodically, our view is that it will only continue to accelerate over time. Venture Capital and Private Equity are both sitting on record levels of uninvested capital and, while we could see a pause in investment, we expect those investors will continue to look for ways to put that capital to work. We believe the investments we’ve made in enhancing the digital client experience, geographic expansion, and diversification of our business, as well as in people and systems, will provide the foundation for long-term profitable growth and operating leverage. As these investments enhance our ability to compete globally, we believe our unique access, networks and insights will continue to differentiate us with clients. 3 Q1 2020 Earnings Highlights

Revising 2020 outlook; limiting it to select Q2 2020 financial measures We have withdrawn our 2020 full-year outlook and are providing limited guidance for Q2’20 until we can get greater clarity around certain variables. Most important to our business are VC and PE fundraising and investment, exit activity and the shape of the yield curve, although competition, the broader economic environment and capital markets health are also significant factors. While the still-shifting economic scenario makes it challenging to get meaningful visibility into certain business metrics for 2020 at this point, we are providing our expectations for balance sheet growth, net interest income, expenses and tax rate for the second quarter 2020. Balance Sheet We expect average loan and deposit balances in Q2 to be flat to slightly lower to Q1. Loan drivers to the upside could include increased borrowing by our technology and life science clients and our participation in the SBA PPP program, with the downside being driven by a potential slowdown in PE/VC borrowing tied to lower investment and deal activity. Upside deposit drivers include clients slowing their cash burn and shifting to on-balance sheet deposits, while lower investment, exit and other market activity could drive deposits to the downside. NII and NIM; Other Selected Measures We expect Q2 net interest income to be between $490 and $520 million. This expectation stems from an improving deposit mix, declining deposit costs due to lower rates, potential widening spreads on loans, a mix shift to Technology, Life Science & Healthcare lending and increased volumes from SBA PPP lending. We expect Q2 net interest margin to be between 2.90% and 3.05%, due to lower interest rates on loans including $2.2 billion of SBA PPP loans, declining yields in our investment securities portfolio and higher cash levels. We expect Q2 expenses to be between $390 and $410 million, due to lower business development, travel and other expenses because of the COVID-19-related decline in business activity. We expect our effective tax rate to be between 27% and 29%. Credit Commentary While we are not providing an updated credit outlook for 2020, based on our portfolio analysis and experience, we have a good idea of the credit dynamics we can expect to see in each of our portfolios in 2020. • Private Equity/Venture Capital: We expect continued strong credit performance and very low credit costs in our Private Equity/Venture Capital. • Private Bank: We expect good credit quality in our mortgage portfolio despite COVID-19-related economic assumptions. • Early stage: We expect higher losses in our early-stage portfolio, which makes up only 5% of loans but is the most vulnerable even in good economic conditions. That said, we expect loss rates to be below historical peak losses for this portfolio. • Mid- and later-stage technology: We expect elevated near-term losses among our mid- and later-stage technology borrowers, especially Consumer Internet and AdTech companies, and those with direct exposure to the most severely affected segments of the economy. This segment constitutes approximately 7 percent of our portfolio. • Mid- and later-stage Life Science & Healthcare: We expect higher losses in our Life Science and Healthcare portfolio, especially among clients requiring clinical trials and providing elective healthcare services. This segment constitutes approximately 2 percent of the portfolio. • Wine: Many of our wine loans are secured by prime vineyard property in Napa and Sonoma and our working capital borrowers tend to enjoy high margins on their ultra-premium products. For this reason, we expect relatively low credit losses in our wine portfolio. However, we expect the impact of the complete shutdown of in-restaurant dining and tasting room visits to drive higher non-performing loans in this category. 4 Q1 2020 Earnings Highlights

Fee Income Commentary We expect lower levels of client and business activity generally to drive lower core fee income, although we believe our ongoing work to improve product penetration and deepen our client engagement will lead to core fee income growth over the long term. Although we do not provide an outlook for market-driven revenues, they are likely to reflect the volatility in the markets overall, and to be negatively impacted by lower fundraising, investment and exit activity. Final Thoughts While the coming months will be challenging, we have the strongest balance sheet in our history and believe we are well prepared to support our clients through the crisis. We are doing everything we can to help our clients manage through near term challenges. At the same time, we are maintaining our focus on the long-term strategic initiatives that we have been pursuing for the last few years to drive growth and scalability in the future. We believe our continued investments in people, digital client experience, geographic expansion and diversification of our business will enable us to remain differentiated over the long term. We are deeply grateful to our tireless and dedicated employees, many of whom have been working around the clock for weeks to implement funding and payment relief programs for our clients. We are honored to be able to help our clients meet their challenges and improve their chances of managing successfully through this difficult time. We remain optimistic about our long-term prospects and committed to supporting innovators and their investors in the most dynamic segment of the global economy. We will continue to focus on being the most valuable partner to our clients and fortifying our position as the bank of the global innovation economy. Greg Becker President and CEO 5 Q1 2020 Earnings Highlights

Q1 2020 Financial Highlights April 23, 2020

Contents PAGE Our current position 3 PAGE Q1 2020 performance and outlook commentary 10 This presentation should be reviewed with our Q1 2020 earnings release and CEO letter, as well as the company’s SEC filings Q1 2020 Financial Highlights 2

Our current position Q1 2020 Financial Highlights 3

Well-positioned to support our clients and navigate market conditions 1. Robust and comprehensive COVID-19 response to support our clients, employees and communities 2. Strong capital and ample liquidity position us well to provide relief to our clients and manage shifting economic conditions while continuing to invest in our business 3. High-quality balance sheet reflects long-term improvement of our risk profile, with 78% of assets in high-quality investments and low credit loss experience lending* 4. Higher macro-environment provision driven by COVID-19 recessionary scenarios despite underlying credit metrics within normal ranges in Q1’20 5. Closely monitoring portfolio and engaging clients to mitigate impact of COVID-19 6. Experienced, proven leadership and exceptional global team that have successfully navigated past crises and economic cycles 7. Resilient business model and positioned for long-term growth once markets stabilize * Based on cash, fixed income investment portfolio and PE/VC and Private Bank loan portfolios as of March 31, 2020. Q1 2020 Financial Highlights 4

Supporting our clients, employees and communities Our response to COVID-19 SVB Payment • Six months of loan principal deferment for certain venture debt borrowers with loans $10M or less ($600M potential deferred payments – NOT forbearance) Relief • Additional relief programs for Wine, Private Bank and other clients SBA Paycheck • Over 5,500 applications received and more than 3,600 approved, representing ~$2.2B in relief* • Donating net fees received from SBA PPP program to our communities Protection Program • Exploring other government relief programs, including internationally in the U.K. and Germany • Technology and enablement investments allow continued client service as almost all SVB Business colleagues work from home Continuity • Prohibited business travel and postponed or moved online all SVB-hosted events Community • Committed $5.5M to support local, regional and global activities focused on health, Support food security & shelter and small business owner relief Employee • Expanded benefits for impacted employees (e.g., leave, counseling and care) Support • Home office setup and utility reimbursements and practical support for working from home Our SUPPORT our employees and clients Priorities Lead with EMPATHY Right Now ADAPT to rapid changes * As of April 17, 2020. Q1 2020 Financial Highlights 5

The bank of the global innovation economy Committed to helping clients adjust to the rapidly changing economic environment Our mission has always been to increase our clients’ probability of success Silicon Valley SVB Capital SVB Private Bank/ SVB Leerink Bank Wealth Advisory Global commercial banking Private venture investing Private banking and Investment banking for for innovators, enterprises expertise, oversight and investment strategies for healthcare and life science and investors management influencers in the innovation companies ecosystem For over 35 years, we have helped innovators, enterprises and their investors move bold ideas forward, fast. We connect the innovation ecosystem PRIVATE EQUITY ENTREPRENEURS VENTURE MANAGEMENT Accelerator Growth Corp Fin Investors Individuals CAPITAL TEAMS (Early-Stage) Revenue Revenue Private Equity Influencers: CORPORATE R&D Revenue $5M–$75M >$75M Venture Capital Entrepreneurs, UNIVERSITIES <$5M Investors, VENTURING Executives ANGEL GOVERNMENT INVESTORS SERVICE CAPITAL MARKETS PROVIDERS Q1 2020 Financial Highlights 6

Well-capitalized with ample liquidity

Strong capital to support growth and provide flexibility

+ comprehensive capital stress testing

Capital adequacy assessments to support our clients under severe economic conditions

SILICON VALLEY BANK CAPITAL RATIOS[1]



SVB's Q1'20 Capital Ratio
Regulatory Minimum
10.92%
7.00%
Common Equity Tier 1
10.92%
8.50%
Tier 1 Capital
12.03%
10.50%
Total Capital
7.21%
4.00%
Tier 1 Leverage

Pausing stock repurchases in response to COVID-19

Future stock repurchase activity dependent on economic outlook

Ample liquidity to meet clients' needs

$35.8B in cash & high-quality fixed income securities

Fixed income securities include $4.6B U.S. Treasuries & agency debt, $19.4B agency mortgage backed securities and $2.2B municipal bonds

3/31/20 ASSETS

$ Billions



Net loans
$35
Cash & fixed income securities
$36
Other
$3
Non-marketable securities
$1

Liquidity

$27.9B

Borrowing capacity through Federal Reserve, FHLB and repo + unpledged securities

$846M

HoldCo liquidity that can be downstreamed to Bank

$1.2B

Unrealized fixed income gains provide earnings support[2]

1. Ratios as of March 31, 2020 are preliminary and reflect the regulatory capital phase-in under the 2020 CECL Interim Final Rule. See "Regulatory Capital Phase-In under the 2020 CECL Interim Final Rule" in our earnings release.
2. Consists of $603M unrealized pretax gains in the available for sale portfolio and $557M unrealized pretax gains in the held to maturity portfolio as of March 31, 2020. Subject to change.

svb

Q1 2020 Financial Highlights 7

We’ve successfully navigated economic cycles before Strong global team & Driven by our values proven leadership We start with EMPATHY for others. We speak & act withINTEGRITY . We embrace DIVERSE perspectives. 14 years 3,710 We take RESPONSIBILITY. EXECUTIVE MANAGEMENT EXCEPTIONAL SVB We keep LEARNING & IMPROVING. AVERAGE TENURE AT SVB TEAM MEMBERS1 NONPERFORMING LOANS & NET CHARGE-OFFS Long history of NCOs2 3.32% strong, resilient 2.64% credit 3 1.07% 1.15% NPLs 0.35% 0.15% and the risk profile of our loan 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q1'20 portfolio has improved over time LOAN MIX 2000 2009 Q1’20 Note: COVID-19-related economic scenarios will As a % of 30% Early-Stage 11% Early-Stage 5% Early-Stage create volatility in loan loss provision total loans 1. Represents number of full-time equivalent employees as of March 31, 2020. 2. Net loan charge-offs as a percentage of average total loans (annualized). 3. Nonperforming loans as a percentage of total loans. Q1 2020 Financial Highlights 8

Strong foundation enables us to help our clients during uncertain times

Strong Capital and Liquidity

Strong capital & liquidity enhance our strength & stability and enable us to meet clients' needs

Proven Leadership

Deep bench of recession-tested leaders supported by strong global team

Active partnership with our clients to promote better outcomes

High-Quality Balance Sheet

78% of assets in high-quality investments and low credit loss experience lending[1]

Resilient Markets

Adversity drives innovation

Company formation increased by 105% during or in the aftermath of the Great Financial Crisis (2008-2012)[2]

41% of current unicorns[3] and 9% of current Nasdaq companies[4] were founded during this period

Unique Liquidity Franchise

Ability to drive funding on and off balance sheet to optimize mix & pricing

Leveraging Improvements

In people and systems to improve our scalability

In new markets to expand our reach

In digital enhancements to improve the client experience

In products and services to diversify our business

Strength and stability to support our clients over the long term

1. Based on cash, fixed income investment portfolio and PE/VC and Private Bank loan portfolios as of March 31, 2020.
2. New company formation data sourced from Pitchbook as of April 21, 2020. Includes U.S. VC-backed startups.
3. Unicorn data sourced from Pitchbook as of April 21, 2020. Includes U.S. VC-backed unicorns who have not undergone an LBO or IPO
4. Nasdaq companies sourced from S&P Capital IQ as of April 21, 2020.

svb

Q1 2020 Financial Highlights 9

Q1 2020 performance and outlook commentary Q1 2020 Financial Highlights 10

Q1’20 Highlights: Strong performance while changing COVID-19 market conditions drove higher provision 1. Strong total client funds growth driven by clients bolstering liquidity and conserving cash; surge in client investment funds 2. Robust average loan growth from continued strength in PE/VC and notably higher credit line utilization among technology, healthcare and life science clients 3. Stable NII from strong volumes, rate protections and deposit repricing, offsetting pressure from lower rates and increased premium amortization from MBS repayments 4. Ample liquidity to meet clients’ needs, supported by strong high-quality liquid asset base 5. Higher macro-environment provision driven by COVID-19 recessionary scenarios and strong loan growth despite underlying credit metrics within normal ranges in Q1’20 6. Credit supported by high-quality loan mix; actively monitoring portfolio and engaging clients to mitigate credit impact of COVID-19 7. Stable core fees from higher volatility-driven FX fees, offsetting pressure from lower rates and reduced transaction volumes in March 8. Market-driven revenues impacted by lower fundraising, investment and exit activity (gains from warrants and non-marketable securities) 9. Expenses lower than forecast, driven by interruption to normal business activity 10. Revising 2020 outlook as uncertainty regarding impact of COVID-19 clouds full year visibility – providing Q2’20 guidance on select measures Q1 2020 Financial Highlights 11

Q1’20: Strong performance while changing COVID-19 market conditions drove higher provision FINANCIAL HIGHLIGHTS EPS: Net Income: ROE: $2.55 $132M 8.2% Q1’20 PERFORMANCE (vs. Q4’19) +$8.6B +$1.7B -$9M +5.5% AVERAGE +5.2% AVERAGE -1.7% NET INTEREST CLIENT FUNDS LOANS INCOME $61 .0M 1 +$0.4M $243M WARRANT AND INVESTMENT PROVISION FOR CREDIT 2 Flat CORE FEE GAINS NET OF NCI 2 LOSSES ($191M driven by INCOME COVID-19 recessionary scenarios) 1. Fixed income portfolio sales of $2.6B contributed $61M of gains. 2. Non-GAAP financial measure. See “use of non-GAAP Financial Measures” in our earnings release. Q1 2020 Financial Highlights 12

COVID-19 clouds economic outlook

Limiting outlook to select financial measures for Q2'20

- Uncertainty over the impact of COVID-19 on the economy and business activity presents a challenge for providing outlook guidance over a longer time horizon[1]
- Withdrawing FY 2020 outlook and providing qualitative commentary and ranges on our expectations for Q2'20; FY 2020 guidance is expected to be updated once the economic outlook becomes more clear

Business Driver	Q1'20 Performance	Current Q2'20 Outlook
Average loans	Q1 EOP loans $36.0B	Q2 average flat to slightly lower than Q1 EOP
Average deposits	Q1 average deposits $61.8B	Q2 average flat to slightly lower than Q1 average
Net interest income	Q1 NII $524.1M	Q2 NII between $490 - $520M
Net interest margin	Q1 NIM 3.12%	Q2 NIM between 2.90% - 3.05%
Non-interest expense[2]	Q1 noninterest expenses $400M	Q2 expenses between $390 - $410M
Tax rate	Q1 effective tax rate 26.7%	Q2 tax rate between 27-29%

1. See slide 14.
2. This is a non-GAAP measure. See "use of non-GAAP Financial Measures" in our earnings release for more information. Excludes expenses related to NCI.

svb
Q1 2020 Financial Highlights 13

Variables to our forecast In order to provide FY 2020 guidance, we need clarity around certain variables, including: VC fundraising • Promotes new company formation which helps support new client acquisition and investment • Source of client liquidity which helps drive total client funds growth PE fundraising • Primary driver of capital call line demand which has been the largest source of loan growth and investment over the past 6 years IPO & M&A • Ability for companies to exit via IPO or M&A affects VC/PE fundraising and investment • Deal proceeds support client liquidity activity • Impacts investment banking revenues and value of warrants & investment securities Economic • Affects health of clients which determines credit quality environment • Level of business activity drives client liquidity and demand for our products and services • Performance and volatility of public and private equities and fixed income markets impact Capital markets IPO & M&A activity and market-driven revenues (FX, investment banking and sales and trading revenues) Competitive • Affects margins and client acquisition landscape Shape of • Directly impacts NIM via lending and reinvestment yields vs. funding costs yield curve • Client investment fees move with short-term rates Q1 2020 Financial Highlights 14

Client growth remained strong Market uncertainty may impact near-term client acquisition 1,100+ new clients in Q1’20 Deal activity likely to subside due to COVID-19 fallout U.S. VC INVESTMENT U.S. PE INVESTMENT $ Billions $ Billions 747 756 SVB 141 136 627 CLIENT 86 COUNT 34 186 40,000 2017 2018 2019 Q1'20 2017 2018 2019 Q1'20 35,000 IPO window effectively shut down in March 30,000 U.S. VC-BACKED IPOS Count 25,000 85 80 59 Other Private Bank 20,000 10 PE/VC 15,000 2017 2018 2019 Q1'20 VC-Backed 10,000 Record dry powder could help support future investment U.S. VC DRY POWDER U.S. PE DRY POWDER Pre- 5,000 $ Billions $ Billions 683 VC-Backed 655 107 120 0 86 576 2016 2017 2018 2019 Q1'20 2017 2018 Q3'19 * 2017 2018 Q3'19* Note: VC and PE data sourced from Pitchbook. * Most recent data available. Q1 2020 Financial Highlights 15

Strong client funds growth as clients bolster liquidity

Expect Q2’20 average deposits to be flat to slightly lower than Q1’20 average balances

Q1’20 Activity

- Surge in average off-balance sheet client funds and strong growth in average noninterest-bearing deposits as clients conserve cash
- Non-interest-bearing grows share of total deposits
- Cost of deposits decline with rate cuts and shift to noninterest bearing deposits

AVERAGE CLIENT FUNDS

$ Billions



Interest-Bearing Deposits
Noninterest-Bearing Deposits
Off-Balance Sheet Client Funds
137.1
11.5
38.2
87.4
142.6
14.8
38.1
89.7
150.1
18.1
39.1
92.8
156.8
20.5
39.6
96.6
165.4
20.5
41.3
103.6
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

AVERAGE DEPOSIT MIX & PRICING



Percent of Noninterest-Bearing Deposits
Total Cost of Deposits
76.9%
72.0%
68.4%
65.9%
66.9%
0.23%
0.36%
0.38%
0.31%
0.24%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

2020 Considerations

- Deposit growth expected to be impacted by:

- **Slowing investment & exit activity**
Impacts client liquidity; potential for PE/VC distributions

+ **Slowing burn rates**
As clients conserve cash

+ **Shift from off- to on-balance sheet**
As clients prioritize flexibility

- Deposit costs expected to be impacted by:

+ **Shift to noninterest-bearing deposits**
Noninterest-bearing deposits 69.3% of total deposits at 3/31/20

+ **Rapid repricing with lower rates**
Total cost of deposits only 3 bps at 3/31/20

- Continue to execute our deposit strategy:

On-balance sheet deposit growth
Still accretive to NII

New products
Meet client needs and optimize mix

Flexibility
Ability to drive funds on and off balance sheet

Q1 2020 Financial Highlights 16

Strong cash position and high-quality investment securities provide ample liquidity to meet clients’ needs Q1’20 Activity 2020 Considerations • Early in Q1 bought $1.9B securities at 2.48% • Continue to invest excess liquidity in high-quality securities • Increased MBS prepayment expectations drove elevated premium • Q2’20 average portfolio yield expected to be between 2.45-2.55%: amortization ($13M) • Exercised caution in response to COVID-19 and raised cash target to Declining new purchase yields $7-9B1 through short-term borrowings and sale of U.S Treasury notes - New purchases at 1.00-1.10% as of 3/31/20–still accretive to NII ($61M realized gain) Potential for additional MBS premium amortization - If prepayment expectations increase further AVERAGE FIXED-INCOME INVESTMENT SECURITIES $ Billions Duration of portfolio + Roll offs mitigated by previous efforts to extend duration 2.58% 2.57% 2.58% 2.58% 2.53% Tax-effected 26.7 27.1 • Utilize high-quality investment securities as a source of liquidity yield 23.1 25.1 22.1 while market remains volatile: Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Borrowing capacity Portfolio $27.9B $3.3B repo, $1.6B Fed Lines, $2.3B FHLB & FRB and duration 3.7y 3.5y 3.4y 3.9y 3.2y $20.7B of unpledged securities AVERAGE CASH & EQUIVALENTS HoldCo liquidity $ Billions $846M That can be downstreamed to Bank 7.2 7.2 6.6 2 5.4 Unrealized fixed income gains 4.5 $1.2B Provide earnings support Target average cash balance1 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 $7-9B Through end of 2020 1. Actual balances depend on timing of fund flows. 2. Consists of $603M unrealized pretax gains in the available for sale portfolio and $557M unrealized pretax gains in the held to maturity portfolio as of March 31, 2020. Subject to change. Q1 2020 Financial Highlights 17

Strong average loan growth as clients bolster liquidity

Expect Q2'20 average loans to be flat to slightly lower than Q1'20 ending balances

Q1'20 Activity

- Q1 deal activity drove strong PE/VC lending
- Notably higher utilization among technology, healthcare and life science clients strengthening liquidity (utilization for these clients increased from 53% in Q4'19 to 58% in Q1'20)
- $5B interest rate swaps[1] and $5B Q1 average active loan floors reduced impact of rate cuts

AVERAGE LOANS

$ Billions



Portfolio Utilization
58.9%
58.4%
58.4%
57.6%
59.7%
Other
Wine
Tech/HC & Life Science
Private Bank
PE/VC
28.4
29.4
29.8
32.0
33.7
9.9
9.9
9.7
9.7
9.9
3.1
3.2
3.4
3.7
3.9
13.7
14.6
15.0
16.8
18.0
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

AVERAGE LOAN YIELD



4.92%
(0.25%)
(0.03%)
0.08%
(0.15%)
4.57%
Q4'19 Loan Yield
Fed Funds Rate
LIBOR
Swaps1 & Floors
Loan Fees2
Q1'20 Loan Yield

2020 Considerations

- Lending activity expected to be impacted by:
  - (-) **PE/VC paydowns** As PE/VC firms temporarily pause investment
  - (+) **Strong borrowing from Tech, HC & LS clients** To bolster liquidity
  - (+) **Temporary impact from SBA PPP** 5,500+ applications received and 3,600+ approved, representing ~$2.2B in relief[3] – expect 50-65% to be forgiven
- Loan yields expected to be impacted by:
  - (-) **Full impact of rate cuts + decline in LIBOR implied by forward curve**
  - (-) **Temporary impact from SBA PPP**
  - (+) **Rate protections** $6.8B active loan floors as of 3/31/20 and $227M locked in gains from $5B swap portfolio[1]
  - (+) **Mix shift** As technology, healthcare and life science grow share of total loans
  - (+) **Potential spread widening** Due to market uncertainty and moderating competition

1. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gain in OCI to be reclassified to loan interest income over next 1-5 years.
2. $11M decrease in loan fees.
3. As of April 17, 2020.

svb

Q1 2020 Financial Highlights 18

Stable NII as balance sheet growth, rate protections and deposit repricing offset impact of rate cuts

Expect Q2'20 NII to be between $490-$520M and Q2'20 NIM to be between 2.90-3.05%

Q1'20 Activity

NET INTEREST INCOME
Millions



536.8
(20.1)
(2.5)
6.7
22.6
(10.7)
(5.3)
527.5
Q4'19 NII
Fed Funds Rate
LIBOR
Swaps[1] & Floors
Balance Sheet Growth
Loan Fees
Day Count
Q1'20 NII

NET INTEREST MARGIN



3.26%
(0.12%)
(0.02%)
0.04%
0.02%
(0.06%)
3.12%
Q4'19 NIM
Fed Funds Rate
LIBOR
Swaps[1] & Floors
Balance Sheet Growth
Loan[2] Fees
Q1'20 NIM

2020 Considerations

- NII and NIM expected to be impacted by:
  - TBD **Balance sheet growth**
    Pending clarified economic outlook
  - -/+ **Temporary impact from SBA PPP (positive for NII, negative for NIM)**
  - - **Lower rate environment**
  - - **Higher average cash target ($7.0-9.0B)[3]**
    Due to market uncertainty
  - + **Loan mix shift to technology, healthcare & life science lending**
    Positive impact to lending yields
  - + **Potential spread widening**
    Due to market uncertainty and moderating competition
  - + **Rate protections**
    $6.8B active loan floors as of 3/31/20 and $227M locked in gains from $5B swap portfolio[1]
  - + **Shift to noninterest-bearing deposits**
    As clients prioritize flexibility over rate
  - + **Declining deposit costs**
    Cost of deposits only 3 bps at 3/31/20

1. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gain in OCI to be reclassified to loan interest income over next 1-5 years.
2. $11M decrease in loan fees.
3. Actual balances depend on timing of fund flows.

svb
Q1 2020 Financial Highlights 19

Actions taken to manage our asset sensitivity to provide long term NII protection

Strategies implemented to mitigate asset sensitivity:

Extended duration of investment securities

3.2 year
investment securities portfolio duration

Implemented loan floors

$6.8B active
4.65% weighted average floor rate
2-year weighted average duration

Executed interest rate swaps

Captured gains from
$5B
swap portfolio[1]

Rapidly repriced deposits

3 bps
Cost of deposits

~$1.2B
unrealized fixed income gains[2]

+

~$160M
MTM value of loan floors

+

~$227M
locked in gains from $5B swap portfolio[1]

=

~$1.6B
in value to support earnings in low rate environment

Continue to monitor rate environment to determine if additional downside protection is required

Note: All figures as of March 31, 2020.
1. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gain in OCI to be reclassified to loan interest income over next 1-5 years.
2. Consists of $603M unrealized pretax gains in the available for sale portfolio and $557M unrealized pretax gains in the held to maturity portfolio.

Q1 2020 Financial Highlights 20

Stable credit with significant provision for market conditions and loan growth

Evolving credit environment

Q1'20 Activity

- Higher provision primarily driven by COVID-19 economic scenarios' severe assumptions for GDP and unemployment
- Q1'20 underlying credit metrics within normal ranges:
  - NCOs primarily Investor Dependent (ID) borrowers in Software and Life Science
  - Lower NPLs from charge-offs and strong collections, partially offset by new NPLs (mostly granular ID credits)

PROVISION FOR CREDIT LOSSES

$ Millions



29
4
3
27
4
(9)
24
8
11
5
3
(3)
37
15
1
19
15
(13)
17
7
4
16
(3)
(7)
243
191
6
11
41
(6)
Market Conditions
Net Credit Losses
Non-performing loans
Loan Growth
Unfunded
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	
0.11%	0.23%	0.44%	0.18%	0.35%	Net charge-offs[1]
0.47%	0.33%	0.34%	0.31%	0.15%	Non-performing loans[2]

2020 Considerations

- Expect changes in economic outlook to drive volatility in provision

Current COVID-19 economic scenarios

Moody's forecasts 3/27–3/31/20

40% baseline (sudden sharp recession)
30% downside (double dip recession)
30% upside (near term growth)

→ Significant economic shock in Q2 and Q3 followed by slow, sustained recovery

- Credit performance drivers:

- **Higher Tech, Healthcare & Life Science losses**
  Primarily Early-Stage + some Mid and Later-Stage losses due to growth of these segments
  Mitigated by granularity of Early-Stage portfolio (average balances $2.3M/client[3]) and higher asset coverage/ enterprise values of Mid and Later-Stage companies
- **Higher NPLs from Wine**
  However, 72% of Wine portfolio is secured by high-quality real estate with a median LTV of 52%
- \+ **Early-Stage only 5% of total loans**
  vs. 11% in 2009
- \+ **PE/VC and private bank 63% of total loans**
  Zero net losses for PE/VC capital call lending since inception
  Only $18M net losses for Private Bank
- \+ **No direct exposure to energy**
  Limited direct exposure to retail, restaurants, travel and hotels svb

1. Net loan charge-offs as a percentage of average total loans (annualized).
2. Nonperforming loans as a percentage of total loans.
3. As of 3/31/20. Excludes credit cards balances.

Q1 2020 Financial Highlights 21

Loan portfolio by NEW CECL portfolio segments1 High-quality loan portfolio reflected in distribution of ACL for loans 66% of loan portfolio in low credit loss experience PE/VC, Private Bank and Premium Wine lending ID = Investor Dependent TOTAL LOANS CFD = Cash Flow Dependent ALLOWANCE FOR CREDIT LOSSES FOR LOANS $36.0B at 3/31/20 Low Credit Loss Experience Lending $549M at 3/31/20 Technology, Healthcare & Life Science Early-Stage ID 5% Mid-Stage ID 4% Later-Stage ID 5% Sponsor Led PE/VC2 Buyout CFD 10% Early-Stage ID 6% 23% Private Bank Other CFD 16% Premium PE/VC2 8% Wine Mid-Stage ID 53% Balance 2% 10% Sheet Other Dependent 2% Private 5% Later-Stage ID Bank Other Balance 18% 10% 1% Sheet Premium Dependent 4% Other Wine CFD 3% 7% Sponsor Led Buyout CFD 8% 1. Upon adoption of CECL, our software/internet, hardware and life science/healthcare segments are disclosed by their respective underwriting method. See “Portfolio Segments” in our earnings release for more information. 2. Primarily capital call lines of credit. Q1 2020 Financial Highlights 22

ACL build for loans and unfunded credit commitments
Strong levels of reserves to withstand changing market conditions

Reserve increase largely driven by severe COVID-19 recessionary assumptions

Increase in reserves primarily driven by recessionary assumptions for conditions significantly worse than Great Financial Crisis (GDP contraction and unemployment increase)

Loss modeling does not include impact of current deferral or relief programs

ALLOWANCE FOR CREDIT LOSSES FOR LOANS AND UNFUNDED CREDIT COMMITMENTS
$ Millions



373
305
68
48
25
23
Reduced PE/VC reserves
Increased Tech, HC & LS reserves
15
28
(13)
Loan growth
Changing credit quality
Charge-offs/recoveries
198
191
7
Recessionary conditions
Most impacted:
• Investor Dependent
• Private Bank
634
549
85

	In thousands	ALLL 12/31/19	CECL Day 1 Adjustment	Portfolio Changes	Economic Factors	ACL 3/31/20	ACL%
Tech, HC & LS	Early-Stage Investor Dependent	26,245	39,911	15,012	46,021	127,189	7.12%
Tech, HC & LS	Mid-Stage Investor Dependent	15,936	6,963	16,049	13,014	51,962	3.76%
Tech, HC & LS	Later-Stage Investor Dependent	40,189	24,750	5,839	25,772	96,550	4.79%
Tech, HC & LS	Balance Sheet Dependent	12,722	(1,364)	6,207	5,670	23,235	1.26%
Tech, HC & LS	Cash Flow Dep: Sponsor Led Buyout	42,939	3,151	(19,268)	15,269	42,091	1.99%
Tech, HC & LS	Cash Flow Dep: Other	25,159	(3,056)	6,935	10,378	39,416	1.43%
	Private Bank	21,551	12,615	3,373	50,256	87,795	2.40%
	PE/VC	107,285	(69,888)	2,985	16,392	56,774	0.30%
	Premium Wine	5,296	3,650	43	3,388	12,377	1.18%
	Other	7,602	8,732	(9,285)	4,525	11,574	2.84%
	ACL for loans	**$304,924**	**$25,464**	**$27,890**	**$190,685**	**$548,963**	**1.53%**
	ACL for unfunded credit commitments	$67,656	$22,826	($12,575)	$6,783	$84,690	0.35%
	ACL for loans and unfunded credit commitments	**$372,580**	**$48,290**	**$15,315**	**$197,468**	**$633,653**	**1.05%***

* Weighted average coverage ratio for loans outstanding and unfunded credit commitments.

svb
Q1 2020 Financial Highlights 23

Carefully monitoring loan portfolio Proactive risk Continued strong credit performance expected in 2020: management: 25% PE/VC 5% Private Bank Heat-mapped entire portfolio • Largest driver of loan growth for • Primarily mortgages of total assets of total assets to prioritize focus the past 6 years • Median LTV of 57% • ZERO capital call losses since • 68% California inception (1990s) Active client engagement • Only $18M of losses since inception (1990s) Programmatic support via 2020 Expectations: 2020 Expectations: payment relief programs Continued strong credit performance Continued strong credit performance despite COVID-19 economic assumptions More impacted by economic deterioration and in-shelter measures: 11% Technology 3% Healthcare & Life Science 1% Wine • >80% software • Key sectors: Biopharma, Medical • 72% secured by high- of total assets of total assets of total assets • Enterprise Applications, Digital Devices, Tools & Diagnostics and quality real estate with Media and Infrastructure Healthcare Services median LTV of 52% Software = 70% of portfolio • 28% working capital loans 2020 Credit Focus: 2020 Credit Focus: 2020 Credit Focus: Consumer Internet, Ad Tech, Companies requiring clinical trials, elective Lost tasting room and restaurant sales Early-Stage and Sponsor Led Buyout healthcare services, Early-Stage and Sponsor Potential for higher NPLs, however most of Led Buyout portfolio secured by high-quality real estate Q1 2020 Financial Highlights 24

Deferral programs provide clients flexibility and time to achieve better potential outcomes

Programmatic support for clients: $2.8B (8% of EOP loans) approved for payment deferral

PAYMENT RELIEF PROGRAM APPROVALS*

Venture Debt	Private Bank	Wine
$2.1B	$104M	$623M
$2.5B eligible	$2.9B eligible	$741M eligible

1 **PAYMENT DEFERRAL (NOT FORBEARANCE)**
- 3 to 6 months of payment relief for Venturebacked, Private Bank and Wine portfolios

2 **POTENTIAL FOR BETTER OUTCOMES FOR CLIENTS AND SVB**
- Provides qualified clients with additional runway to weather shifting economic conditions
- All rights and remedies remain in force
- Continued risk rating and portfolio management

3 **EFFICIENT**
- Provides blanket relief quickly and efficiently, freeing up resources to focus where they are most needed

4 **PARTNERSHIP WITH OUR CLIENTS**
- Improving our clients' likelihood of success by working with them to manage through a challenging period

+ Over 3,600 applications approved out of 5,500+ received for the SBA PPP (~$2.2B in relief)

Note: All figures as of April 17, 2020.
* Approval and eligible balances represent unfunded and funded commitments.

svb
Q1 2020 Financial Highlights 25

Q1’20 Core fees stable as FX offsets lower rates and reduced transaction volumes

Q1’20 Activity

- Record quarter for FX, benefitting from increased volatility
- Cards impacted by reduced volumes as COVID-19 interrupted normal business activity (March card volume down 20%)
- Average client investment fees decreased by 1bp to 17bps in Q1

CORE FEE INCOME*
$ Millions



Core Fee as % of Total Revenue
19%
18%
20%
20%
20%
154.2
157.3
162.2
168.1
168.5
Foreign Exchange Fees
38.0
38.5
40.3
42.4
47.5
Credit Card Fees
27.5
28.8
30.2
32.3
28.3
Client Investment Fees
44.5
45.7
46.7
45.2
43.5
Deposit Service Charges
20.9
22.1
22.5
23.7
24.6
Lending Related Fees
13.9
11.2
11.7
13.1
13.1
LOC Fees
9.4
11.0
10.8
11.4
11.5
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

2020 Considerations

- Core fees expected to be impacted by:

- **Lower client investment fees**
In the high single digit bps, due to near-zero rates
Shift from off-balance sheet to on-balance sheet

- **Lower card fees**
Reduced transaction volumes

- **Subsiding FX activity**
Slowdown in business activity

- **Lower deposit service charges**
Higher ECR and lower volumes

- **Lower lending related and LOC fees**
Lower unused commitments, syndication activity and international trade

+ **Deepening client engagement**
From investments in client experience

RECENT ENHANCEMENTS

FX
- Simplified user experience
- Trading & platform automation
- 80% straight through processing

Cards
- Automated underwriting
- Rewards & rebates
- Expense management & controls
- Full online experience

Liquidity
- Custom solutions
- 40+ new deposit products

* Non-GAAP financial measure. See “use of non-GAAP Financial Measures” in our earnings release for more information.

svb

Q1 2020 Financial Highlights 26

Expect market-driven revenues to be volatile

Q1'20 Activity

- Warrants and investment securities gains impacted by COVID-19 market volatility
- Investment securities gains primarily driven by $61M from sale of fixed-income securities, offsetting unrealized losses on non-marketable securities

WARRANTS & INVESTMENT SECURITIES GAINS NET OF NCI[1]

$ Millions



Warrants
Investment Securities
46.9
21.3
25.6
77.4
48.3
29.1
52.8
37.6
15.2
47.2
30.9
16.3
61.0
13.4
47.6
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

- SVB Leerink revenues exceeded our expectations, despite March slowdown

SVB LEERINK REVENUES

$ Millions



Commissions
Investment Banking
63.9
14.1
49.8
63.1
14.4
48.7
50.8
12.3
38.5
73.7
15.5
58.2
62.9
16.0
46.9
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

2020 Considerations

- Shifting conditions may create volatility for market-sensitive revenues:

- Warrants & non-marketable securities

As public markets fluctuate, private market activity slows and companies navigate COVID-19, but total portfolio is small:



$ Millions
Warrants
Non-marketable securities[2]
162
501
158
537
149
589
165
607
153
556
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

- Investment banking revenues

As IPO and M&A activity slows

+ Commissions revenues

Sales and trading may benefit from market volatility

+ Strengthening collaboration

Between Silicon Valley Bank and SVB Leerink

+ Unrealized fixed income gains

Potential source of earnings protection[3]

1. Non-GAAP financial measure. See "use of non-GAAP Financial Measures" in our earnings release for more information.
2. Net of investments in qualified affordable housing projects and noncontrolling interests.
3. $1.2B unrealized fixed income gains as of March 31, 2020. Subject to change.

svb

Q1 2020 Financial Highlights 27

Q1’20 Restrictions on normal business activity drove expenses below expectations; expect Q2’20 expenses to be between $390-41 0M Q1’20 Activity 2020 Considerations • Q1’20 expenses below expectations of $430-45oM due to: • Expenses expected to be impacted by: • Lower incentive compensation expenses related to market conditions • Travel restrictions limited business development & travel expense • Q1’20 expenses includes approximately $11M of seasonal expenses - COVID-19 Relief Initiatives NONINTEREST EXPENSES $ Millions 53.8% 530 48.1% 45.5% 461 47.7% 50% Strategic investment priorities Core Efficiency 44.7% - People, digital, growth and scalability Ratio* 430 53 400 384 391 40% 366 20 24 46 Other 42 38 38 17 17 18 Occupancy330 17 30% 16 24 27 72 27 Premises & 22 17 20 14 Equipment 15 39 Lower incentive compensation expenses 37 41 55 20% BD&T 230 + As business activity slows Professional Services 10% 130 275 Compensation 238 243 234 256 & Benefits 0% Lower business development & travel expense 30 -10% + With extended restrictions on normal business activity Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 -70 -20% * Core efficiency ratio excludes the impact of SVB Leerink and Net gains or losses from investment securities and equity warrant assets. This is a non-GAAP measure. See “use of non-GAAP Financial Measures” in our earnings release for more information. Q1 2020 Financial Highlights 28

Maintaining focus on strategic priorities Investing to drive future growth and scalability Enhance Improve Drive Enhance Risk Long-term Client Employee Revenue Management Scalable Experience Enablement Growth Growth Transformation Office • Digital banking • Mobile & collaboration • Global expansion • Data foundation • Client onboarding tools • SVB Leerink • BSA/AML • Fintech strategy • New credit system • SVB Private enhancements • FX & Card • Client & industry Bank/Wealth Advisory • Cybersecurity enhancements insights • New products (cards, • Global Delivery Centers liquidity, lending) • Product penetration • Strategic partnerships Q1 2020 Financial Highlights 29

Final thoughts 1. We are actively engaging our clients, employees and communities to help them navigate the current market environment successfully. 2. We are well-capitalized and have ample liquidity to support our clients, absorb higher credit costs, remain competitive and continue investing for long-term growth. 3. Despite elevated provision due to COVID-19 economic scenarios, our high- quality balance sheet reflects lower (and manageable) loan risk than in the past and a highly liquid investment portfolio with additional borrowing capacity. 4. We are financially strong, stable and well-prepared to continue serving clients and adapt to changing market conditions. Q1 2020 Financial Highlights 30

Important information regarding forward-looking statements and use of non-GAAP financial measures The Company’s financial results for 2019 reflected in this presentation are unaudited. This document should be read in conjunction with the Company’s SEC filings. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; and financial results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to changes in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); changes in the volume and credit quality of our loans; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; accounting changes, as required by Generally Accepted Accounting Principles (GAAP); and regulatory, tax or legal changes or their impact on us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K and (ii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non- GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. Under the “Use of Non-GAAP Financial Measures” section in our latest earnings release filed as an exhibit to our Form 8-K on April 23, 2020, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section of the earnings release for more information. Q1 2020 Financial Highlights 31

About SVB Financial Group For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com. SVB Financial Group is the holding company for all business units and groups © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB LEERINK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. Q1 2020 Financial Highlights 32